SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 13, 2003

HUNTINGTON BANCSHARES INCORPORATED

(Exact Name of Registrant as specified in its charter)

Maryland	0-2525	31-0724920

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

Huntington Center
41 South High Street
Columbus, Ohio 43287
(614) 480-8300

(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

Item 9. Regulation FD Disclosure

On November 13, 2003, Huntington Bancshares Incorporated participated in the 2003 Financial Services Conference hosted by Sandler O’Neill and Partners, L.P. in Palm Beach Gardens, Florida. Mr. Tom Hoaglin, Chairman, President and CEO, and Mr. Mike McMennamin, Vice Chairman and CFO presented to analysts and investors. On-site attendance was reserved for Sandler O’Neill clients, however, the entire presentation, including slides, was accessible to the public via a live, listen-only Internet webcast. The presentation began at 10:20 a.m. (ET) and concluded at 10:50 a.m. (ET).

A replay of the webcast, as well as slides for viewing and printing, is accessible through the Investor Relations section of Huntington’s web site at www.huntington.com or www.huntington-ir.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED

Date: November 13, 2003	By:	/s/ Michael J. McMennamin Michael J. McMennamin, Vice Chairman, Chief Financial Officer, and Treasurer